                                                                     EXHIBIT 1.1
                             UNDERWRITING AGREEMENT



                                                                    May 30, 2002


Apartment Investment and Management Company
2000 South Colorado Boulevard
Suite 2-1000
Denver, Colorado 80222

AIMCO Properties, L.P.
2000 South Colorado Boulevard
Suite 2-1000
Denver, Colorado 80222

Ladies and Gentlemen:

         We (the "Manager") are acting on behalf of the underwriter or underwriters (including ourselves) named below (such underwriter or underwriters being herein called the "Underwriters"), and we understand that Apartment Investment and Management Company, a Maryland corporation (the "Company"), proposes to issue and sell to the Underwriters 8,000,000 shares of its Class A Common Stock, $0.01 par value per share (the "Initial Equity Securities"). The Company also proposes to issue and sell to the Underwriters not more than 1,200,000 additional shares of its Class A Common Stock, $0.01 par value per share (the "Equity Optional Securities," and together with the Initial Equity Securities, the "Equity Securities").

         Subject to the terms and conditions set forth or incorporated by reference herein, the Company hereby agrees to sell to the several Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company the respective principal amounts of Initial Equity Securities set forth below opposite their names at a purchase price of $46.17 per share of Equity
Security:

         On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company also agrees to sell the Underwriters the Equity Optional Securities, and the Underwriters shall have a one-time right to purchase, severally and not jointly, up to 1,200,000 of Equity Optional Securities. If the Underwriters elect to exercise such option, the Manager, on behalf of the Underwriters, shall so notify the Company in writing not later than 30 days after the date of this Agreement, which notice shall specify the number of Equity Optional Securities to be purchased by the Underwriters and the date on which such shares are to be purchased. Such date may be the same as the Closing Date (as defined below) but not earlier than the Closing Date nor later than ten business days after the date of such notice. Equity Optional Securities may be purchased as provided solely for the purpose of covering overallotments made in connection with the offering of the Equity Securities. If any Equity Optional Securities are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Equity Optional Securities (subject to such adjustments to eliminate fractional shares as the Manager may determine) that bears the same proportion to the total number of Equity Optional Securities to be purchased as the number of Initial Equity Securities set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Initial Equity Securities to be purchased.

                                                                  NUMBER OF INITIAL
                    NAME                                          EQUITY SECURITIES
Morgan Stanley & Co. Incorporated                                     8,000,000
                                                                     ----------
     Total...........................................                 8,000,000

         The Underwriters will pay for the Equity Securities upon delivery thereof at Mayer, Brown, Rowe & Maw, 190 South LaSalle Street, Chicago, Illinois at 10:00 a.m. (New York City time) on June 5, 2002, or at such other time, not later than 5:00 p.m. (New York City time) on June 15, 2002, as shall be designated by the Manager. The time and date of such payment and delivery are hereinafter referred to as the "Closing Date."

         The Underwriters will pay for the Equity Optional Securities upon delivery thereof at Mayer, Brown, Rowe & Maw, 190 South LaSalle Street, Chicago, Illinois at 10:00 a.m. (New York City time) on such date and at such time as specified in the notice from the Underwriters referred to above. The time and date of such payment and delivery are hereinafter referred to as the "Option Closing Date."

         All provisions contained in the document entitled Apartment Investment and Management Company Form of Underwriting Agreement Standard Provisions (Equity Securities) dated May 30, 2002 (the "Underwriting Agreement"), a copy of which is attached hereto, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein, except that (i) if any term defined in such document is otherwise defined herein, the definition set forth herein shall control, (ii) all references in such document to a type of security that is not an Offered Security shall not be deemed to be a part of this Agreement and (iii) all references in such document to a type of agreement that has not been entered into in connection with the transactions contemplated hereby shall not be deemed to be a part of this Agreement.

         In addition to the conditions specified in Section 4 of the Underwriting Agreement, the obligations of the Underwriters to purchase the Equity Securities are subject to the condition that each of the directors and executive officers of the Company shall have delivered to the Underwriters a "lock-up" agreement substantially in the form attached hereto as Exhibit A.

         Please confirm your agreement by having an authorized officer sign a copy of this Agreement in the space set forth below.

                                    Very truly yours,
                                    MORGAN STANLEY & CO. INCORPORATED



                                    By: /s/ GREGORY RUSH
                                       -----------------------------------------
                                            Name:  Gregory Rush
                                            Title: Vice President

Accepted:

APARTMENT INVESTMENT AND MANAGEMENT COMPANY


By: /s/ PAUL MCAULIFFE
   ------------------------
Name: Paul McAuliffe
Title: Executive Vice President and Chief Financial Officer



AIMCO PROPERTIES, L.P.

By:    AIMCO-GP, INC., its General Partner

By: /s/ PAUL MCAULIFFE
   ------------------------
Name: Paul McAuliffe
Title: Executive Vice President and Chief Financial Officer

                                                                       EXHIBIT A


                             FORM OF LOCK-UP LETTER


May 30, 2002



Morgan Stanley & Co. Incorporated
     1585 Broadway
     New York, NY 10036

Ladies and Gentlemen:

         The undersigned understands that Morgan Stanley & Co. Incorporated ("MORGAN STANLEY") proposes to enter into an Underwriting Agreement (the "UNDERWRITING AGREEMENT") with Apartment Investment and Management Company, a Maryland corporation (the "COMPANY"), providing for the public offering (the "PUBLIC OFFERING") by Morgan Stanley, of up to 9,200,000 shares (the "SHARES") of Class A Common Stock, $0.01 par value per share, of the Company (the "COMMON STOCK"), including up to 1,200,000 shares of Common Stock that Morgan Stanley has an option to purchase solely to cover over-allotments.

         To induce Morgan Stanley to continue its efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley, it will not, during the period commencing on the date hereof and ending 90 days after the date of the final prospectus supplement relating to the Public Offering (the "PROSPECTUS SUPPLEMENT"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) any Shares sold to Morgan Stanley pursuant to the Underwriting Agreement,
(b) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, (c) dispositions of Common Stock by gift to members of the immediate family or to trusts established for the benefit of members of the immediate family of the undersigned, provided that any such person or trust agrees as a condition to receiving such gifts to be bound by the restrictions set forth in this paragraph with respect to sales of such Common Stock during the 90-day period referred to above; and (d) exercises by the undersigned of options granted by the Company where Common Stock received upon any such exercises are held by the undersigned subject to the terms of the this paragraph. In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley, it will not, during the period commencing on the date hereof and ending 90 days after the date of the Prospectus Supplement, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the undersigned's share of Common Stock except in compliance with the foregoing restrictions.

         The undersigned understands that the Company and Morgan Stanley are relying upon this Lock-Up Agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors and assigns.

         Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and Morgan Stanley.

                                    Very truly yours,



                                    --------------------------------------------
                                    (Name)

                                    --------------------------------------------
                                    (Address)

                   APARTMENT INVESTMENT AND MANAGEMENT COMPANY


                                     FORM OF

                             UNDERWRITING AGREEMENT

                               STANDARD PROVISIONS
                               (EQUITY SECURITIES)

                                                                    May 30, 2002


         From time to time, Apartment Investment and Management Company, a Maryland corporation (the "COMPANY"), may enter into one or more underwriting agreements that provide for the sale of designated securities to the several underwriters named therein. The standard provisions set forth herein may be incorporated by reference in any such underwriting agreement (an "UNDERWRITING AGREEMENT"). The Underwriting Agreement, including the provisions incorporated therein by reference, is herein sometimes referred to as this Agreement. Terms defined in the Underwriting Agreement are used herein as therein defined.

         The Company has filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement, including a prospectus, relating to the Equity Securities and has filed with, or transmitted for filing to, or shall promptly hereafter file with or transmit for filing to, the Commission a prospectus supplement (the "PROSPECTUS SUPPLEMENT") specifically relating to the Equity Securities pursuant to Rule 424 under the Securities Act of 1933, as amended (the "SECURITIES ACT"). The term "REGISTRATION STATEMENT" means such registration statement, including the exhibits thereto, as amended to the date of this Agreement. The term "BASIC PROSPECTUS" means the prospectus included in the Registration Statement. The term "PROSPECTUS" means the Basic Prospectus together with the Prospectus Supplement. The term "PRELIMINARY PROSPECTUS" means a preliminary prospectus supplement specifically relating to the Equity Securities, together with the Basic Prospectus. As used herein, the terms "Basic Prospectus," "Prospectus" and "preliminary prospectus" shall include in each case the documents, if any, incorporated by reference therein. The terms "SUPPLEMENT," "AMENDMENT" and "AMEND" as used herein shall include all documents deemed to be incorporated by reference in the Prospectus that are filed subsequent to the date of the Basic Prospectus by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT").

         1. Representations and Warranties. The Company and AIMCO Properties, L.P., a Delaware limited partnership (the "OPERATING PARTNERSHIP"), jointly and severally, represent and warrant to and agree with each of the Underwriters that:

                  (a) The Company and the transactions contemplated by this Agreement meet the requirements for using Form S-3 under the Securities Act. The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration

         Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

                  (b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply, and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by or on behalf of such Underwriter through the Manager expressly for use therein.

                  (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole. "SUBSIDIARY" means a corporation, partnership, limited liability company or trust, a majority of the outstanding voting stock, partnership, membership interests or beneficial interests, as the case may be, of which is owned or controlled, directly or indirectly, by the Company, the Operating Partnership or by one or more other Subsidiaries of the Company or the Operating Partnership.

                  (d) Each Subsidiary of the Company is a corporation, limited partnership, limited liability company or trust, as the case may be, duly organized or formed, is validly existing in good standing under the laws of the jurisdiction of its organization or formation, has the corporate, limited partnership, limited liability company or trust power and authority, as the case may be, to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be in good standing, to have such power and authority or to be so qualified would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole; all of the issued shares of capital stock, partnership interests, limited liability company membership interests or trust beneficial interests, as the case may be, of each Subsidiary of the Company or created by agreements to which such Subsidiaries are parties (i) have been duly and validly authorized and issued (and in the case of capital stock are fully paid and non-assessable) and (ii) are owned or held, directly or indirectly, by the Company free and clear of any security interest, lien, adverse claim, equity or other encumbrance (each of the foregoing, a "LIEN"), other than Liens described in the Registration Statement or the Prospectus, except with respect to clause (i) and (ii) above, where the failure of such shares of capital stock, partnership interests, limited liability company membership interests or trust beneficial interests being duly and validly authorized or the existence of such Liens would not, singly or in the aggregate, have a material adverse effect on the Company and the Subsidiaries, taken as a whole.

                  (e) This Agreement has been duly authorized, executed and delivered by each of the Company and the Operating Partnership.

                  (f) The Company has an authorized capitalization as set forth in the Prospectus. All the outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and are free of any preemptive or similar rights; the Equity Securities have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights; and the capital stock of the Company conforms in all material respects to the description thereof in the Registration Statement and the Prospectus. The common units to be issued by the Operating Partnership upon its receipt of the net proceeds from the sale of the Equity Securities (the "COMMON UNITS") have been duly authorized and, when issued to the Company, will be validly issued. Except as disclosed in the Registration Statement and the Prospectus, and except for options or other securities issued to employees, officers or directors of the Company, the Operating Partnership or a Subsidiary pursuant to a stock-based plan of the Company or the Operating Partnership, there are no outstanding options, convertible or exchangeable securities, warrants or other rights calling for the issuance of capital stock of the Company.

                  (g) As of the date hereof, the Company indirectly owns an aggregate approximate 86% partnership interest in the Operating Partnership free and clear of all Liens. A wholly-owned Subsidiary of the Company is the sole general partner of the Operating Partnership.

                  (h) The Company has the corporate power and authority to enter into this Agreement and to issue, sell and deliver the Equity Securities as provided in this Agreement. The Operating Partnership has the power and authority to enter into this Agreement and to issue and deliver the Common Units to the Company as provided in Section 5(f) of this Agreement.

                  (i) Neither the Company nor any of the Subsidiaries listed on
         Schedule I to this Agreement (collectively, the "SPECIFIED SUBSIDIARIES") is in violation of its certificate or articles of incorporation or by-laws or certificates or agreements of limited partnership, limited liability company or trust or other organizational documents. None of the Subsidiaries (other than the Specified Subsidiaries) is in violation of its certificate or articles of incorporation or by-laws or certificates or agreements of limited partnership, limited liability company or trust or other organizational documents, except for such violations which would not, singly or in the aggregate, have a material adverse effect on the Company and the Subsidiaries, taken as a whole. Neither the Company nor any of the Subsidiaries is
         (i) in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or the Subsidiaries or of any decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries, or any of their respective properties or (ii) in default in any material respect in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any material agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties is bound, except, with respect to clauses (i) and (ii) above, for any defaults which would not, singly or in the aggregate, have a material adverse effect on the Company and the Subsidiaries, taken as a whole.

                  (j) None of the issuance and sale of the Equity Securities by the Company, the issuance of the Common Units by the Operating Partnership, the execution, delivery or performance of this Agreement by the Company and the Operating Partnership, or the consummation by the Company and the Operating Partnership of the transactions contemplated hereby (i) requires any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required for the registration of the Equity Securities under the Securities Act and the Exchange Act and compliance with the securities or Blue Sky or real estate syndication laws of various jurisdictions, to the extent applicable, and the filing of the Prospectus Supplement with the Commission pursuant to Rule 424(b) under the Securities Act, all of which have been or will be effected in accordance with this Agreement), or (ii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate or articles of incorporation or bylaws or certificates or agreements of limited partnership, limited liability company or trust or other organizational documents of the Company or any of the Specified Subsidiaries, (iii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate or articles of incorporation or bylaws or certificates or agreements of limited partnership, limited liability company or trust or other organizational documents of any of the Subsidiaries (other than the Specified Subsidiaries), except, with respect to clause
         (iii), for such conflicts, breaches or defaults which would not, singly or in the aggregate, have a material adverse effect on the Company and the Subsidiaries, taken as a whole, or (iv) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, any agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, or violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Company or any of the Subsidiaries or any of their respective properties, or will result in the creation or imposition of any Lien upon any property or assets of the Company or any of the Subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of the property or assets of any of them is subject, except, with respect to clause (iv), for such conflicts, breaches, defaults, violations or Liens which would not, singly or in the aggregate, have a material adverse effect on the Company and the Subsidiaries, taken as a whole.

                  (k) Except as disclosed in the Registration Statement and the Prospectus, (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectus, there has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and the Subsidiaries, taken as a whole.

                  (l) Ernst & Young LLP, which has certified the consolidated financial statements of the Company included or incorporated by reference in the Registration Statement and the Prospectus, are independent public accountants with respect to the Company as required by the Securities Act.

                  (m) The financial statements, together with related schedules and notes, of the Company and of any properties or entities acquired, or to be acquired, by the Company included or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto), present fairly the consolidated financial position, results of operations and changes in financial position of the Company and the Subsidiaries.

                  (n) The Company is not required to include in the Prospectus or the Registration Statement any historical financial statements of Casden or any pro forma financial statements reflecting the merger of Casden with and into the Company or the related transactions described in the Merger Agreement pursuant to Regulation S-X under the Securities Act. The Company is not required, as a result of the merger of Casden with and into the Company or the related transactions described in the Merger Agreement, to file a Current Report on Form 8-K including any historical financial statements of Casden or any pro forma financial statements reflecting the merger of Casden with and into the Company or the related transactions described in the Merger Agreement pursuant to Regulation S-X.

                  (o) There are no legal or governmental proceedings pending or, to the knowledge of the Company and the Operating Partnership, threatened against the Company or any of the Subsidiaries or to which any of the properties of the Company or any of the Subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described. There are no statutes, regulations, contracts or other documents that are required to be described in the Registration

         Statement or the Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described, filed or incorporated as required.

                  (p) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by or on behalf of such Underwriter through the Manager expressly for use therein.

                  (q) Except as disclosed in the Registration Statement and the Prospectus, each of the Company and each of the Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except with respect to (i), (ii) and (iii) above, where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and the Subsidiaries, taken as a whole.

                  (r) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties or in connection with off-site disposal of hazardous waste) which would, singly or in the aggregate, have a material adverse effect on the Company and the Subsidiaries, taken as a whole.

                  (s) Except as disclosed in the Registration Statement and the Prospectus, there are no unwaived contracts, agreements or understandings between the Company or the Operating Partnership and any person granting such person the right to require the Company or the Operating Partnership to include any securities of the Company or the Operating Partnership with the Equity Securities registered pursuant to the Registration Statement.

                  (t) Except as disclosed in the Registration Statement and the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) neither the Company nor any of the Subsidiaries has incurred any liability or obligation, direct or contingent, nor entered into any transaction not in the ordinary course of business, in either case, that is material to the

         Company and the Subsidiaries, taken as a whole; (ii) the Company has not purchased any of its outstanding capital stock, (iii) the Company has not declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iv) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and the Subsidiaries, taken as a whole.

                  (u) (i) The Company and the Subsidiaries have good and marketable title in fee simple to all parcels of real property (except for those easement parcels that are appurtenant to the real property owned in fee simple by the Company and the Subsidiaries) and good and marketable title to all personal property owned by them, in each case free and clear of all Liens, except where the failure to have good and marketable title or such Liens would not, singly or in the aggregate, have a material adverse effect on the Company and the Subsidiaries taken as a whole, (ii) any real property and buildings held under lease by the Company and the Subsidiaries are held under valid, subsisting and enforceable leases, except where failure to hold such property and buildings under valid, subsisting and enforceable leases would not, singly or in the aggregate, have a material adverse effect on the Company and the Subsidiaries taken as a whole, (iii) the construction, management or operation of the buildings, fixtures and other improvements located on the apartment properties owned or controlled by the Company or the Subsidiaries ("OWNED PROPERTIES"), as presently conducted or existing is not in violation of any applicable building code, zoning ordinance or other law or regulation, except where any such violation would not, singly or in the aggregate, have a material adverse effect on the Company and the Subsidiaries, taken as a whole,
         (iv) neither the Company nor any of the Subsidiaries has received notice of any proposed special assessment or any proposed change in any property tax, zoning or land use laws affecting all or any portion of the Owned Properties, except where any such assessment or change would not, singly or in the aggregate, have a material adverse effect on the Company and the Subsidiaries, taken as a whole, (v) there do not exist any violations of any declaration of covenants, conditions and restrictions with respect to any of the Owned Properties, nor is there any existing state of facts or circumstances or condition or event which could, with the giving of notice or passage of time, or both, constitute such a violation, except where any such violation would not, singly or in the aggregate, have a material adverse effect on the Company and the Subsidiaries, taken as a whole, and (vi) the improvements comprising any portion of the Owned Properties (the "IMPROVEMENTS") are free of any and all material physical, mechanical, structural, design and construction defects and the mechanical, electrical and utility systems servicing the Improvements (including, without limitation, all water, electric, sewer, plumbing, heating, ventilation, gas and air conditioning) are in good condition and proper working order and are free of material defects, except for any such defects or failures to be in good condition or proper working order which would not, singly or in the aggregate, have a material adverse effect on the Company and the Subsidiaries, taken as a whole.

                  (v) There is no strike or work stoppage existing or, to the knowledge of the Company and the Operating Partnership, threatened against the Company or any Specified Subsidiary. The Company does not have any knowledge as to any intentions of any key employee or any group of employees to leave the employ of the Company or any of the

         Subsidiaries where such departure would have a material adverse effect on the Company and the Subsidiaries, taken as a whole. Except as disclosed in the Registration Statement and the Prospectus, the Company has not established, sponsored, maintained, made any contributions to or been obligated by law to establish, maintain, sponsor or make any contributions to any "employee pension benefit plan" or "employee welfare benefit plan" (as such terms are defined in ERISA), including, without limitation, any "multi-employer plan." The Company is in compliance with all applicable laws relating to the employment of labor, including provisions relating to wages, hours, equal opportunity, collective bargaining and the payment of Social Security and other taxes, and with ERISA, except where the failure to so comply would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole.

                  (w) The Subsidiaries have obtained Extended Coverage Owner's Policies of Title Insurance, to the extent available in the pertinent jurisdiction (other than in connection with real property located in Texas, with respect to which the Company and the Subsidiaries have obtained Texas Form T-1 Policies of Title Insurance) from title insurers of recognized financial responsibility on all of the Owned Properties and such policies are in full force and effect, except where any such failure to obtain title insurance or to have such policies in full force and effect would not, singly or in the aggregate, have a material adverse effect on the Company and the Subsidiaries, taken as a whole.

                  (x) The Company and the Subsidiaries self insure, or are insured by insurers of recognized financial responsibility, against such losses and risks and in such amounts as are customary in the businesses in which they are engaged; and neither the Company nor any of the Subsidiaries has any reason to believe that it will not be able to renew that coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole.

                  (y) The Company has not distributed and, prior to the later to occur of (i) the Closing Date and (ii) the completion of the distribution of the Equity Securities, will not distribute any offering material in connection with the offering and sale of the Equity Securities other than the Registration Statement and the Prospectus or other materials, if any, permitted by the Securities Act.

                  (z) (i) Each of the Company and each of the Subsidiaries has such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("PERMITS") as are necessary to own its properties and to conduct its business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus, (ii) each of the Company and each of the Subsidiaries has fulfilled and performed all of its material obligations with respect to such permits and to the Company's knowledge no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or result in any other material impairment of the rights of the holder of any such permit, subject in each case to such qualification as may be set forth in the Prospectus, and (iii) except as described in the Prospectus, none of such permits contains any restriction that is materially burdensome to the Company or any of the Subsidiaries, except, with respect to clauses
         (i), (ii) and (iii) above, for any such failure to obtain permits or failure to fulfill or perform obligations, or the occurrence of events, or such restrictions that would not, singly or in the aggregate, have a material adverse effect on the Company and the Subsidiaries, taken as a whole.

                  (aa) The Company and each of the Subsidiaries have filed or caused to be filed all federal, state, local, foreign and other tax returns, reports, information returns and statements (except for returns, reports, information returns and statements the failure to file which will not have a material adverse effect on the Company and the Subsidiaries taken as a whole) required to be filed by them. The Company and each of the Subsidiaries have paid or caused to be paid all taxes (including interest and penalties) that are shown as due and payable on such returns or claimed in writing by any taxing authority to be due and payable with respect to such returns, except those which are being contested by them in good faith by appropriate proceedings and in respect of which adequate reserves are being maintained on their books in accordance with generally accepted accounting principles consistently applied or those which would not, singly or in the aggregate, have a material adverse effect on the Company and the Subsidiaries, taken as a whole. The Company and each of the Subsidiaries do not have any material liabilities for taxes other than those incurred in the ordinary course of business and in respect of which adequate reserves are being maintained by it in accordance with generally accepted accounting principles consistently applied or those which would not, singly or in the aggregate, have a material adverse effect on the Company and the Subsidiaries, taken as a whole. Federal and state income tax returns for the Company and each of the Subsidiaries have not been audited by the Internal Revenue Service or state authorities; provided, however, (i) the 1997 Federal income tax return of NHP Management Company was accepted by the Internal Revenue Service as filed, (ii) an Internal Revenue Service audit of the Federal income tax returns of Insignia Financial Group, Inc. and its subsidiaries ("INSIGNIA") for the tax periods ended December 31, 1996, December 31, 1997 and October 1, 1998 (i.e., the short tax year of Insignia ending when Insignia was merged with and into the Company) was concluded in 2001, (iii) various state income tax returns of the Company and/or the Subsidiaries are currently under examination and
         (iv) various partnership affiliates are under examination by the Internal Revenue Service. No deficiency assessment with respect to or proposed adjustment of the Company's or any of the Subsidiaries' federal, state, local, foreign or other tax returns is pending or, to the best of the Company's knowledge, threatened in writing. There is no tax lien, whether imposed by any federal, state, local or other tax authority, outstanding against the assets, properties or business of the Company other than statutory liens in respect of taxes that are not delinquent. There are no applicable taxes, fees or other governmental charges payable by the Company or any of the Subsidiaries in connection with the execution and delivery of this Agreement or the issuance by the Company of the Equity Securities.

                  (bb) Neither the Company nor the Operating Partnership is now, and after the sale of the Equity Securities and application of the net proceeds from such sale as described in the Prospectus Supplement under the caption "Use of Proceeds," neither of them will be, an "investment company" (as such term is defined in the Investment Company Act of 1940, as amended).

                  (cc) The Company has since July 29, 1994 been organized and qualified as a real estate investment trust (a "REIT") under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "CODE"), has elected to be taxed as a REIT under the Code for the taxable years ended December 31, 1994 through December 31, 2001, and currently expects to continue to be organized and to operate in a manner so as to qualify as a REIT in the taxable year ending December 31, 2002 and succeeding taxable years.

                  (dd) The Company intends to apply to have the Equity Securities listed on the New York Stock Exchange.

                  (ee) The Company for itself and on behalf of each Specified Subsidiary maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability;
         (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         2. Terms of Public Offering. The Company is advised by the Manager that the Underwriters propose to make a public offering of their respective portions of the Equity Securities as soon after this Agreement has been entered into and, if necessary, any post-effective amendment to the Registration Statement has become effective, as in the Manager's judgment is advisable. The terms of the public offering of the Equity Securities are set forth in the Prospectus.

         3. Payment and Delivery. Except as otherwise provided in this Section 3, payment for the Initial Equity Securities shall be made to the Company in Federal or other funds immediately available at the time and place set forth in the Underwriting Agreement, upon delivery to the Manager for the respective accounts of the several Underwriters of the Initial Equity Securities. The time and date of such payment are hereinafter referred to as the "CLOSING DATE."

         Except as otherwise provided in this Section 3, payment for any Equity Optional Securities shall be made to the Company in Federal or other funds immediately available at the time and place set forth in this Agreement, upon delivery to the Manager for the respective accounts of the several Underwriters of the Equity Optional Securities. The time and date of such payment are hereinafter referred to as the "OPTION CLOSING DATE."

         Certificates for the Equity Securities shall be in book entry form and registered in such names and in such denominations as the Manager shall request in writing not later than two full business days prior to the date of delivery, with any transfer taxes payable in connection with the transfer of the Equity Securities to the Underwriters duly paid, against payment of the Purchase Price therefor.

         4. Conditions to the Underwriters' Obligations. The several obligations of the Underwriters to purchase the Equity Securities hereunder are subject to the following conditions:

                  (a) Subsequent to the execution and delivery of the Underwriting Agreement and prior to the Closing Date:

                           (i) there shall not have occurred any downgrading,
                  nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

                           (ii) there shall not have occurred any change, or any
                  development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and the Subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in the judgment of the Manager, is material and adverse and that makes it, in the judgment of the Manager, impracticable to market the Equity Securities on the terms and in the manner contemplated in the Prospectus.

                  (b) (i) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 4(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

                  (ii) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Operating Partnership, to the effect that the representations and warranties of the Operating Partnership contained in this Agreement are true and correct as of the Closing Date and that the Operating Partnership has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

                  The officer signing and delivering the certificate described in clauses (i) or (ii) above may rely upon the best of his or her knowledge as to proceedings threatened.

                  (c) The Underwriters shall have received on the Closing Date an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel for the Company, dated the Closing Date, to the effect that:

                           (i) This Agreement has been duly authorized, executed
                  and delivered by the Operating Partnership.

                           (ii) The Operating Partnership has partnership power
                  and authority to enter into the Underwriting Agreement and to issue and deliver to the Company the Common Units to be issued and delivered by the Operating Partnership as described in this Agreement.

                           (iii) None of the issuance and sale by the Company of
                  the Equity Securities, the issuance of the Common Units by the Operating Partnership, or the execution, delivery and performance by the Company or the Operating Partnership of their respective obligations under the Underwriting Agreement, will (i) conflict with or constitute a breach of, or default under, the certificate of incorporation of AIMCO-GP, Inc. or AIMCO-LP, Inc. or the certificate of limited partnership or limited partnership agreement of the Operating Partnership,
                  (ii) constitute a violation of, or a breach or default under, the terms of any Applicable Contract or (iii) violate or conflict with, or result in any contravention of, any Applicable Order. Such counsel need not express any opinion, however as to (a) whether the execution, delivery or performance by the Company or the Operating Partnership of the Underwriting Agreement will constitute a violation of or a default under any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company or the Operating Partnership or (b) the enforceability of any of the Applicable Contracts.

                           (iv) No Governmental Approval, which has not been
                  obtained or taken and is not in full force and effect, is required in connection with the consummation of the transactions contemplated by this Agreement, except such as may be required under the Act or the Exchange Act.

                           (v) To such counsel's knowledge, no holder of any
                  security of the Company or the Operating Partnership has any right that has not been waived under any of the Registration Rights Agreements listed on Annex C to the Officers' Certificate attached to such counsel's opinion to require registration of any security of the Company or the Operating Partnership because of the filing of the Registration Statement or consummation of the transactions contemplated by the Underwriting Agreement.

                           (vi) The Registration Statement has become effective
                  under the Securities Act, and such counsel has been advised by the Commission that no stop order suspending the effectiveness of the Registration Statement has been issued and, to the best of such counsel's knowledge, no proceedings for that purpose have been instituted or are pending or threatened by the Commission. The Prospectus has been filed with the Commission pursuant to Rule 424(b) under the Securities Act.

                           (vii) Neither the Company nor the Operating
                  Partnership is and, solely after giving effect to the offering and sale of the Equity Securities and the application of the proceeds thereof as described in the Prospectus, will be an "investment company" as such term is defined in the Investment Company Act of 1940.

                           (viii) Each of the documents incorporated by
                  reference into the Registration Statement and the Prospectus (the "INCORPORATED DOCUMENTS"), when it was filed, appeared on its face to be appropriately responsive in all material respects with the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder, except that such counsel need not express any opinion as to the financial statements, including pro forma financial statements, and related notes and schedules and other financial or statistical data included therein or omitted therefrom or the exhibits thereto.

                           (ix) The Registration Statement, as of the date of
                  the filing of the Company's 2001 Annual Report on Form 10-K, and as of the pricing date, and the Prospectus, as of the date of the Prospectus Supplement appeared on their faces to be appropriately responsive in all material respects to the requirements of the Securities Act and the Rules and Regulations, except that in each case such counsel need not express any opinion as to the financial statements, including pro forma financial statements, and schedules and other financial or statistical data included or incorporated by reference therein or excluded therefrom, or the exhibits thereto, and, except to the extent expressly stated in such counsel's opinion relating to certain tax matters delivered pursuant to Section 4(e) of this Agreement, such counsel need not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus.

                  In addition, such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, the Underwriters and counsel for the Underwriters, at which the contents of the Registration Statement and the Prospectus (including the Incorporated Documents) and related matters were discussed. Although such counsel is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (including the Incorporated Documents), except as set forth in such counsel's opinion relating to certain tax matters delivered pursuant to Section 4(e) of the Underwriting Agreement, and have made no independent check or verification thereof, on the basis of the foregoing, no facts have come to such counsel's attention that have led such counsel to believe that the Registration Statement (including the Incorporated Documents), at the time it became effective and as of the date of the Underwriting Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (including the Incorporated Documents), as of the date of the Prospectus Supplement and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that such counsel need not express any opinion or belief with respect to the financial statements, including pro forma financial statements, the schedules and other financial and statistical data included or incorporated by reference therein or excluded therefrom or the exhibits to the Registration Statement.

                  (d) The Underwriters shall have received on the Closing Date an opinion of Piper Rudnick LLP, dated the Closing Date, to the effect that:

                           (i) The Company has been duly incorporated and is
                  validly existing as a corporation in good standing under the laws of the State of Maryland.

                           (ii) The Company has the corporate power and
                  authority to own, lease, and operate its properties and to conduct its business as described in its Charter (as defined in such counsel's opinion).

                           (iii) The historical authorized capital stock of the
                  Company is as set forth in such opinion.

                           (iv) The Initial Equity Securities have been duly
                  authorized and upon issuance and delivery against payment therefor in accordance with the terms of the Underwriting Agreement, will be duly and validly issued, fully paid, and non-assessable and free of any preemptive right (or, to such counsel's knowledge, similar rights) that are contained in the Company's Charter or arising under the Maryland General Corporation Law that entitle or will entitle any person to acquire any of the Initial Equity Securities upon issuance thereof by the Company.

                           (v) The Company has corporate power and authority to
                  enter into the Underwriting Agreement and to issue, sell and deliver to the Underwriters the Initial Equity Securities to be issued and sold by the Company pursuant to such Underwriting Agreement.

                           (vi) The Underwriting Agreement has been duly
                  authorized by all necessary corporation action on the part of the Company and, assuming that it has been executed and delivered by the Chairman of the Board of Directors, the Vice Chairman of the Board of Directors or any Vice President of the Company, has been duly executed and delivered by the Company.

                           (vii) The authorized capital stock of the Company
                  conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus under the captions "Description of Preferred Stock", "Provisions of Maryland Law Applicable to Preferred Stock, Equity Stock and Class A Common Stock," "Description of Outstanding Classes of Preferred Stock," "Description of Class A Common Stock", in so far as such description relates to the Company's Charter and By-Laws (as defined in such counsel's opinion) and the Maryland General Corporation Law.

                           (viii) The form of certificates evidencing the Equity
                  Securities is in due and proper form and complies in all material respects with the requirements of the Maryland General Corporation Law.

                           (ix) Neither the issuance and sale of the Initial
                  Equity Securities, the execution, delivery or performance of the Underwriting Agreement by the

                  Company nor the consummation by the Company of the transactions contemplated thereby (i) requires any consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official of the State of Maryland, (ii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the Charter or By-Laws of the Company, or (iii) violates or will violate any statute, law, regulation, filing, judgment, injunction, order or decree of the State of Maryland known to us, applicable to the Company or any of its properties.

                           (x) The statements under the caption "Description of
                  Class A Common Stock" in the Prospectus, insofar as such statements constitute a summary of legal matters, documents, or proceedings referred to therein, are accurate summaries and fairly and correctly present the information called for with respect to such legal matters, documents, or proceedings in all material respects.

                           (xi) The statements in Item 15 of Part II of the
                  Registration Statement, insofar as such statements constitute a summary of Maryland statutes or provisions of the Charter or By-Laws of the Company referred to therein, are accurate in all material respects.

                           (xii) To such counsel's knowledge, the Company is not
                  (i) in violation of its Charter or By-Laws, or (ii) in breach of any applicable statute, rule or regulation or any writ, order or decree of any court or governmental agency or body of the State of Maryland having jurisdiction over the Company or its properties.

                           (xiii) To such counsel's knowledge, there are no
                  material legal or governmental proceedings pending or threatened in the State of Maryland against the Company, or to which the Company or any of its properties is subject.

                  (e) The Underwriters shall also be furnished with a copy of the tax opinion of Skadden, Arps, Slate, Meagher & Flom LLP, dated the Closing Date and addressed to the Company, to the effect that:

                           (i) Commencing with the Company's initial taxable
                  year ended December 31, 1994, the Company was organized in conformity with the requirements for qualification as a REIT under the Code, and its actual method of operation has enabled, and its proposed method of operation will enable, the Company to meet the requirements for qualification and taxation as a REIT. As noted in the Registration Statement, the Company's qualification and taxation as a REIT depend upon its ability to meet, through actual annual operating results, certain requirements, including requirements relating to distribution levels and diversity of stock ownership, and the various qualification tests imposed under the Code, the results of which will not be reviewed by us. Accordingly, no assurance can be given that the actual results of the Company's operation for any one taxable year will satisfy the requirements for taxation as a REIT under the Code.

                           (ii) Although the discussion set forth in the
                  Prospectus under the caption "Certain Federal Income Tax Considerations" does not purport to discuss all possible United States Federal income tax consequences of the purchase, ownership, and disposition of the Equity Securities, such discussion constitutes, in all material respects, a fair and accurate summary under current law of the material United States Federal income tax consequences of the purchase, ownership and disposition of the Equity Securities by a holder who purchases such Equity Securities, subject to the qualifications set forth therein. The United States Federal income tax consequences of an investment in the Equity Securities by an investor will depend upon that holder's particular situation, and we express no opinion as to the completeness of the discussion set forth in "Certain Federal Income Tax Considerations" as applied to any particular holder.

                  (f) The Underwriters shall have received on the Closing Date an opinion of Miles Cortez, General Counsel of the Company, dated the Closing Date, to the effect that:

                           (i) Each of the Specified Subsidiaries listed on
                  Schedule A under the caption "Delaware corporation" (collectively, the "Delaware Corporations") has been duly incorporated under the Delaware General Corporation Law ("DGCL"). AIMCO Properties, L.P. has been duly organized or formed as a limited partnership under the Delaware Revised Uniform Limited Partnership Act ("DRULPA"). NHP Management Company has been duly incorporated under the laws of the District of Columbia. Each of the Specified Subsidiaries is a corporation or a limited partnership, as the case may be, validly existing and in good standing under the laws of its jurisdiction of organization or formation, and has corporate or limited partnership power, as the case may be, to own, lease and operate the properties that to such counsel's knowledge are currently owned by it and to conduct its business as described in the Registration Statement and the Prospectus.

                           (ii) This Agreement has been duly executed and
                  delivered by the Company, assuming the authorization thereof by the Company.

                           (iii) All of the outstanding shares of capital stock
                  of AIMCO-GP, Inc. and AIMCO-LP, Inc. have been validly issued and, to the best of such counsel's knowledge, are fully paid and non-assessable and are owned of record by the Company. All of the outstanding units of limited partnership interests issued by the Operating Partnership subsequent to July 29, 1994, including, without limitation, the Common Units, have been validly issued and, to the best of such counsel's knowledge, are owned of record by the Company or one or more of the Subsidiaries, except, with respect to the Operating Partnership, for units of limited partnership held by third parties. All of the outstanding partnership interests issued by Casden Properties Operating Partnership, L.P., to the best of such counsel's knowledge, are owned of record by the Operating Partnership or one or more subsidiaries of the Operating Partnership or the Company. All of the outstanding shares of capital stock of AIMCO/Bethesda Holdings, Inc. and NHP Management

                  Company have been validly issued and, to the best of such counsel's knowledge, are fully paid and non-assessable and are owned of record by the Operating Partnership, except with respect to no more than one percent of the outstanding shares of capital stock of each of AIMCO/Bethesda Holdings, Inc. and NHP Management Company owned of record by third parties.

                           (iv) To such counsel's knowledge, based solely upon
                  discussions with, and representations from, officers and other representatives of the Company, and upon such counsel's review of the Applicable Contracts, all of the shares of the corporations listed as items 1,2,3 and 6 on Schedule A to such counsel's opinion, and all of the limited partnership interests of the limited partnerships listed as item 4 and 5 on Schedule A to such counsel's opinion, that are owned, directly or indirectly, by the Company, are owned free and clear of any security interests, liens, adverse claims, equities or other encumbrances, except that certain of the shares of Common Stock and Series A Preferred Stock of AIMCO/Bethesda Holdings, Inc. and NHP Management Company and all of the limited partnership interests of Casden Properties Operating Partnership, L.P. are pledged pursuant to (i) a Borrowers Pledge Agreement, dated as of March 11, 2002, by and between the Pledgors (the Operating Partnership, the Company, AIMCO/Bethesda Holdings, Inc., AIMCO-GP, Inc., AIMCO GP LA, L.P., AIMCO Investment Services, Inc., AIMCO LA QRS, Inc., AIMCO LP LA, L.P., Casden Properties Operating Partnership, L.P., AIC REIT Properties LLC and NHP Management Company) and Bank of America N.A., as Administrative Agent for and representative of the financial institutions party to the Fourth Amended and Restated Credit Agreement, dated as of March 11, 2002, by and among the Company, the Operating Partnership, NHP Management Company, AIMCO/Bethesda Holdings, Inc., Bank of America N.A., Fleet National Bank, First Union National Bank, and the other financial institutions party thereto, and (ii) a Borrowers Pledge Agreement, dated as of March 11, 2002, by and between the Pledgors and Lehman Commercial Paper, Inc., as Administrative Agent for and representative of the financial institutions party to the Interim Credit Agreement, dated as of March 11, 2002, by and among the Company, the Operating Partnership, NHP Management Company, Lehman Commercial Paper, Inc., and the other financial institutions party thereto.

                           (v) The Company is duly qualified to transact
                  business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole.

                           (vi) To such counsel's knowledge, the Company
                  possesses the Governmental Licenses and the Company is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to so comply would not, singly or in the aggregate, have a material adverse effect on the Company and the Subsidiaries, taken as a whole, and all of the Governmental

                  Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole. "Governmental Licenses" means such permits licenses, franchises or authorizations from governmental or regulatory authorities as are necessary under Applicable Laws for the Company and its direct and indirect subsidiaries to own their respective properties and to conduct their respective businesses in the manner described in the Prospectus.

                           (vii) None of the issuance and sale by the Company of
                  the Equity Securities, the issuance of the Common Units by the Operating Partnership, or the execution, delivery and performance by the Company or the Operating Partnership of their respective obligations under the Underwriting Agreement, will violate or conflict with, or result in any contravention of, any judgment, decree or order known to such counsel of any federal or state governmental authority entered in any proceedings to which the Company or any Specified Subsidiary is a party or by which its property is bound.

                           (viii) The statements (A) in "Item 3 - Legal
                  Proceedings" of the Company's most recent annual report on Form 10-K incorporated by reference in the Prospectus and (B) in "Item 1 - Legal Proceedings" of Part II of the Company's quarterly report on Form 10-Q filed since such annual report, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein.

                           (ix) After due inquiry, such counsel does not know of
                  any legal or governmental proceedings pending or threatened to which the Company or any of the Specified Subsidiaries is a party or to which any of the properties of the Company or any of the Specified Subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described, filed or incorporated as required.

         In addition, such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, the Underwriters and counsel for the Underwriters, at which the contents of the Registration Statement and the Prospectus (including the Incorporated Documents) and related matters were discussed and, although such counsel is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (including the Incorporated Documents), except as set forth in opinion (ix) above, and has made no independent check or verification thereof, on the basis of the foregoing, no facts have come to such counsel's attention that have led such counsel to believe that the Registration Statement (including the Incorporated Documents), at the time it became effective and as of the date of the Underwriting Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (including the Incorporated Documents), as of the date of the Prospectus Supplement and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that such counsel need not express any opinion or belief with respect to the financial statements, including pro forma financial statements, the schedules and other financial and statistical data included or incorporated by reference therein or excluded therefrom or the exhibits to the Registration Statement.

                  (g) The Underwriters shall have received on the Closing Date an opinion of Mayer, Brown, Rowe & Maw, special counsel for the Underwriters, dated the Closing Date, covering the matters referred to in Sections 4(c)(i), 4(c)(ii), 4(c)(vi), 4(c)(viii) and 4(c)(ix) and the paragraph immediately following Section 4(c)(ix).

                  With respect to the paragraph immediately following Section 4(c)(ix) and 4(f)(viii) above, Skadden Arps, Slate, Meagher & Flom LLP, Mayer, Brown, Rowe & Maw and Miles Cortez may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and documents incorporated therein by reference and review and discussion of the contents thereof, but are without independent check or verification, except as specified. With respect to the paragraph immediately following Section 4(c)(ix) and 4(f)(viii) above, Skadden Arps, Slate, Meagher & Flom LLP, Mayer, Brown, Rowe & Maw and Miles Cortez may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto (but not including documents incorporated therein by reference) and review and discussion of the contents thereof (including documents incorporated therein by reference), but are without independent check or verification, except as specified.

                  The opinions of Skadden Arps, Slate, Meagher & Flom LLP, Piper Rudnick LLP and Miles Cortez described in Sections 4(c), 4(d) and 4(f) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

                  (h) The Underwriters shall have received on each of the date hereof and on the Closing Date a letter, dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from the Company's independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Prospectus or the Registration Statement.

                  (i) Counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Equity Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Operating Partnership in connection with the issuance and sale of the Equity Securities as herein contemplated shall be reasonably satisfactory in form and substance to counsel for the Underwriters.

         The several obligations of the Underwriters to purchase Equity Optional Securities hereunder, if any, are subject to the delivery to the Underwriters on the Option Closing Date of such documents as they may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Equity Optional Securities and other matters related to the issuance of the Equity Optional Securities, which deliveries shall be substantially identical to those described in this Section 4.

         5. Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company and the Operating Partnership covenant with each Underwriter, jointly and severally, as follows:

                  (a) The Company shall furnish the Manager, without charge, a conformed copy of the Registration Statement (without exhibits thereto) and shall furnish the Manager in New York City, without charge, prior to 10:00 a.m. New York City time on the second business day next succeeding the date of this Agreement and during the period mentioned in Section 5(c) below, as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as the Manager may reasonably request.

                  (b) Before amending or supplementing the Registration Statement or the Prospectus with respect to the Equity Securities, the Company shall furnish to the Manager a copy of each such proposed amendment or supplement and shall not file any such proposed amendment or supplement to which the Manager reasonably objects.

                  (c) If, during such period after the first date of the public offering of the Equity Securities as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary in the judgment of the Company or in the opinion of counsel to the Underwriters and counsel to the Company to amend or supplement the Prospectus (as then amended or supplemented) in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, the Company shall forthwith prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Manager will furnish to the Company) to which Equity Securities may have been sold by the Manager on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the

         Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

                  (d) The Company shall make generally available to the Company's security holders and to the Manager as soon as practicable an earnings statement covering a twelve month period beginning on the first day of the first full fiscal quarter after the date of this Agreement, which earnings statement shall satisfy the provisions of
         Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder. If such fiscal quarter is the last fiscal quarter of the Company's fiscal year, such earnings statement shall be made available not later than 90 days after the close of the period covered thereby and in all other cases shall be made available not later than 45 days after the close of the period covered thereby.

                  (e) The Company shall contribute the net proceeds from the sale of the Equity Securities to the Operating Partnership. The Operating Partnership shall apply such net proceeds substantially in accordance with the description set forth under the caption "Use of Proceeds" in the Prospectus Supplement. Upon receipt of such net proceeds, on the Closing Date, the Operating Partnership will issue Common Units to the Company.

                  (f) The Company will use its best efforts to meet the requirements to maintain its qualification for the fiscal year ending December 31, 2002 (and each fiscal quarter of such year) as a REIT under the Code.

                  (g) The Company will use its reasonable efforts to (i) accomplish the listing of the Equity Securities on the New York Stock Exchange prior to the issuance thereof and (ii) maintain the listing of the Equity Securities, on the New York Stock Exchange or on any other national securities exchange on which the Company's Class A Common Stock, par value $.01 per share, is listed, for a period of three years following the Closing Date.

                  (h) For a period of ninety (90) days from the date of the Prospectus Supplement, the Company will not, without the prior written consent of the Manager on behalf of the Underwriters, and subject to the exceptions described below (a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly (other than to us), any Equity Security or any securities convertible into or exercisable or exchangeable for any Equity Security or (b) enter into any swap or other arrangement that transfers to another (other than to us), in whole or in part, any of the economic consequences of ownership of Equity Securities, whether any transaction described in (a) or (b) above is to be settled by delivery of Equity Securities or other securities, in cash or otherwise. The restrictions described in this paragraph (i) do not apply to (w) the Equity Securities to be sold to the Underwriters pursuant to the Underwriting Agreement; (x) Equity Securities issuable upon the exercise of an option or warrant or the conversion of a security outstanding on the date of the Prospectus Supplement or pursuant to any employee or director benefit plan existing on the date of the Prospectus Supplement; (y) stock options, restricted stock or restricted stock units granted by the Company pursuant to any employee or director benefit plan existing on the date of the Prospectus Supplement; and (z) Equity Securities or Common Units issued as considerations for the purchase of a business or assets, as long as the recipients of such Equity Securities or Common Units are not permitted to sell such securities or Equity Securities issuable upon conversion of such Common Units until after the expiration of such 90-day period.

                  (i) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company shall pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the registration and delivery of the Equity Securities under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Equity Securities to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Equity Securities under state law and all expenses in connection with the qualification of the Equity Securities for offer and sale under state law as provided in Section 5(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) all costs and expenses incident to listing the Equity Securities on the New York Stock Exchange, (v) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Equity Securities, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show and (vi) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 6 entitled "Indemnity and Contribution," and the last paragraph of
         Section 7 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, and any advertising expenses connected with any offers they may make.

         6. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the

Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by or on behalf of such Underwriter through the Manager expressly for use therein.

          (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by or on behalf of such Underwriter through the Manager expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

          (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 6(a) or 6(b), such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Manager, in the case of parties indemnified pursuant to Section 6(a), and by the Company, in the case of parties indemnified pursuant to Section 6(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          (d) To the extent the indemnification provided for in Section 6(a) or 6(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Equity Securities or (ii) if the allocation provided by clause 6(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 6(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Equity Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of such Equity Securities (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus Supplement, bear to the aggregate Public Offering Price of the Equity Securities. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 6 are several in proportion to the respective amount of Equity Securities they have purchased hereunder, and not joint.

          (e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 6(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Equity Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

          (f) The indemnity and contribution provisions contained in this
Section 6 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and
(iii) acceptance of and payment for any of the Equity Securities.

         7. Termination. The Manager may terminate this Agreement by notice given to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in the judgment of the Manager, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the judgment of the Manager, impracticable or inadvisable to proceed with the offer, sale or delivery of the Equity Securities on the terms and in the manner contemplated in the Prospectus.

         If this Agreement shall be terminated by the Manager because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by the Underwriters in connection with this Agreement or the offering contemplated hereunder.

         8. Defaulting Underwriters. If, on the Closing Date, or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Equity Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate amount of Equity Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate amount of the Equity Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the amount of Equity Securities set forth opposite their respective names in the Underwriting Agreement bears to the aggregate amount of Equity Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Manager may specify, to purchase the Equity Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the amount of Equity Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 8 by an amount in excess of one-ninth of such amount of Equity Securities without the written consent of such Underwriter. If, on the Closing Date, or the Option Closing Date, as the case may be, any Underwriter or Underwriters shall fail or refuse to purchase Equity Securities and the aggregate amount of Equity Securities with respect to which such default occurs is more than one-tenth of the aggregate amount of Equity Securities to be purchased on such date, and arrangements satisfactory to the Manager and the Company for the purchase of such Equity Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either the Manager or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         9. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         10. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

         11. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                                   SCHEDULE I

                             SPECIFIED SUBSIDIARIES

Delaware Corporations

1.       AIMCO-GP, Inc.

2.       AIMCO-LP, Inc.

3.       AIMCO/Bethesda Holdings, Inc.

Delaware Limited Partnerships

1.       AIMCO Properties, L.P.

2.       Casden Properties Operating Partnership, L.P.

D.C. Corporations

1.       NHP Management Company